UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  May 5, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with proposed separation of Theravance Biopharma, Inc. (“Biopharma”) from Theravance, Inc. (“Theravance”) into two distinct publicly traded companies (the “Separation”), contingent upon the effectiveness of the Separation and effective as of immediately after the payment of the dividend of Theravance Biopharma ordinary shares to the stockholders of Theravance, Catherine J. Friedman, Paul Pepe and James L. Tyree (collectively, the “New Directors”) will become members of the Board of Directors of Theravance.  These contingent appointments were based on the recommendation of the Theravance Nominating/Corporate Governance Committee. The Theravance Board of Directors has also determined that each of the New Directors is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

Also in connection with the Separation, current Theravance directors Henrietta H. Fore, Robert V. Gunderson, Jr., Burton G. Malkiel, Peter S. Ringrose, George M. Whitesides and William D. Young informed the Theravance Board of Directors on May 4, 2014 that they intend to resign as members of the Theravance Board of Directors effective immediately after the effectiveness of appointment of the New Directors.

In connection with their appointment to the Board, each of the New Directors will be entitled to receive cash and equity compensation consistent with that of the Company’s other non-employee directors. Such compensation is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2014.

Item 8.01 Other Events

Theravance’s Board of Directors has set May 15, 2014 as the record date for the dividend of ordinary shares of Theravance Biopharma to be paid to Theravance stockholders in order to effect the Separation.  Each Theravance stockholder of record as of 5:00 p.m. Eastern Time on May 15, 2014 will receive, on the distribution date, one ordinary share of Theravance Biopharma for every 3.5 shares of Theravance common stock held. The share dividend distribution date is expected to be June 2, 2014.

Distribution of the Theravance Biopharma share dividend is subject to the Securities and Exchange Commission (SEC) having declared effective Theravance Biopharma’s Registration Statement on Form 10 and completion of the listing process for Theravance Biopharma to trade on the Nasdaq Global Market. The completion of the separation is also subject to the conditions set forth in the Separation and Distribution Agreement to be entered into between Theravance and Theravance Biopharma, the form of which is filed as an exhibit to Theravance Biopharma’s Registration Statement on Form 10.  Theravance expects to effect the dividend distribution on June 2, 2014, although this date is subject to change.

No action is required by Theravance stockholders in order to receive the ordinary shares of Theravance Biopharma in the dividend distribution. After the Separation, Theravance Biopharma ordinary shares are expected to trade on the Nasdaq Global Market under the stock ticker symbol TBPH and Theravance will continue to trade on Nasdaq Global Market under the stock ticker symbol THRX.

This Form 8-K contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to plans for executing the separation of Theravance into two independent companies and the expected timing of the separation. These statements are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to difficulties or delays in obtaining necessary approvals to effect the separation and changes in the operations of Theravance prior to the separation that could affect the plans for the separation. Other risks affecting Theravance are described under the heading “Risk Factors” contained in Theravance's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 3, 2014 and the risks discussed in Theravance’s other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: May 5, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer